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                                                                   Exhibit 10.42

                                                            Exhibit 10.42



                                SUPPLY AGREEMENT


                                     BETWEEN


                               ESTEE LAUDER, INC.

                                       AND

                                  GALAGEN INC.






                                                            DATED: JULY 11, 2000


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                                TABLE OF CONTENTS


SECTION                                                                   PAGE

1.     Definitions..........................................................1
2.     Purchase and Sale; Ingredient Specifications.........................2
3.     Price; Payment; Miscellaneous Terms and Conditions of Sale...........3
4.     Trademarks...........................................................3
5.     Forecasts; Shipments; Orders.........................................3
6.     Inspection of Shipments..............................................5
7.     Trade Secrets and Confidentiality....................................5
8.     Safety and Health-Responsible Care...................................7
9.     Quality of the Ingredient; Certain Regulatory Matters................7
10.    Indemnification......................................................9
11.    Term and Termination................................................10
12.    Dispute Resolution..................................................11
13.    Publicity...........................................................12
14.    Force Majeure.......................................................12
15.    Assignability.......................................................12
16.    Waiver; Severability................................................13
17.    Governing Law.......................................................13
18.    Notices.............................................................13
19.    Headings............................................................14
20.    Entire Agreement....................................................14
21.    Parties' Relationship...............................................14
22.    Counterparts........................................................14



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                                SUPPLY AGREEMENT


         This Supply Agreement, including all attached Annexes which are incorporated and made a part hereof, dated this 11th day of July, 2000 (the "EFFECTIVE DATE"), by and between ESTEE LAUDER, INC., a Delaware corporation (together with its Affiliates "EL"), and galagen Inc., a Delaware corporation ("GALAGEN"), sets forth the terms and conditions for the commercial supply of the Ingredient (as defined herein);

         WHEREAS, GalaGen owns or has rights to certain patents and know-how applicable to the Ingredient;

         WHEREAS, GalaGen has the requisite experience and facilities to manufacture and package the Ingredient; and

         WHEREAS, EL and its Affiliates wish to purchase commercial quantities of the Ingredient from GalaGen, and GalaGen is willing to supply the Ingredient to EL and its Affiliates for use in the Field of Use (as defined herein) upon the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       DEFINITIONS

         The following terms shall have the meanings set forth below, or where indicated, for purposes of this Agreement.

         "ACT" means the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as amended from time to time and all other applicable laws and regulations in any other jurisdiction.

         "AFFILIATE(S)" means, in the case of either party, any corporation, joint venture, or other business entity which directly or indirectly controls, is controlled by, or is under common control with that Party. "Control," as used in this definition, means having the power to direct, or cause the direction of, the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

         "COMMERCIAL QUANTITIES" means quantities of the Ingredient sufficient for launch of products containing the Ingredient and on-going market supply consistent with the forecasting mechanism set forth in Section 4 of this Agreement.

         "EL MANUFACTURING FACILITY" shall mean a manufacturing and/or packaging facility of EL or an EL Affiliate.


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         "FIELD OF USE" means cosmetic and skin care products.

         "INGREDIENT" means the spray dried colostrum ingredient specified in ANNEX A to this Agreement.

         "MANUFACTURING PROCESS" means the processes, means and procedures used by GalaGen in the manufacture and production of the Ingredient.

         "TECHNICAL INFORMATION" means all know how, trade secrets, inventions, data, technology and other information now owned or licensed by GalaGen or hereafter acquired or licensed by GalaGen during the term of this Agreement that are necessary or useful to the manufacture, packaging, use or sale of Ingredient including, but not limited to, (i) medical, chemical and other scientific data,
(ii) processes and analytic methodology used in the validation, stability testing and other testing or analysis of such Ingredient and (iii) packaging and manufacturing data and processes.

         2.       PURCHASE AND SALE; INGREDIENT SPECIFICATIONS

         2.1 (a) During the term of this Agreement, and subject to the provisions hereof, GalaGen agrees to manufacture, package, and supply the Ingredient for use in the Field of Use to EL and its Affiliates in sufficient quantities to meet the total requirements, consistent with the forecasting and ordering provisions set forth in Section 5 of this Agreement, of EL and its Affiliates, and EL agrees to purchase from GalaGen all of its requirements for the Ingredient for the term of this Agreement so long as GalaGen is able to supply quantities of the Ingredient ordered by EL in accordance with the forecasting and ordering provisions set forth in Section 5 of this Agreement.

                  (b) GalaGen retains the right to manufacture, package and supply to additional parties Ingredient and products for use in the Field of Use, and EL retains the right to purchase colostrum from third-party sources if GalaGen is unable to supply quantities of the Ingredient ordered by EL in accordance with the forecasting and ordering provisions set forth in Section 5 of this Agreement.

         2.2 (a) GalaGen shall manufacture and package the Ingredient supplied to EL in accordance with mutually agreed upon specifications to be attached as ANNEX A to this Agreement (the "SPECIFICATIONS"), as ANNEX A is updated from time to time. Once established, no change in the specifications, methods, processes and/or procedures set forth in ANNEX A may be made unless (i) EL agrees in writing thereto or (ii) such change is required by any regulatory agency that has jurisdiction over EL, GalaGen or the Ingredient; PROVIDED THAT, GalaGen shall notify EL in writing prior to making any such required change. Ingredient provided in accordance with such Specifications shall be substantially identical, in all relevant aspects, to the samples of Ingredient with which GalaGen has previously supplied EL.


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         3.       PRICE; PAYMENT; MISCELLANEOUS TERMS AND CONDITIONS OF SALE

         3.1 Pricing for Commercial Quantities of the Ingredient shall be $[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]/kg.

         3.2 GalaGen will invoice EL for each shipment of the Ingredient delivered to EL. Payment for all such invoices shall be made by check or bank transfer within thirty (30) days of the date of the invoice.

         3.3 GalaGen shall deliver all orders on a business day to EL F.O.B. GalaGen. Title and risk of loss to all shipments of the Ingredient shall pass to EL upon delivery of the Ingredient by GalaGen to the carrier, but passage of title shall not constitute acceptance of the Ingredient.

         4.       TRADEMARKS

         4.1 The parties agree to work together to develop a mutually acceptable trademark ("Trademark") to be used in association with the Ingredient. The trademark shall be displayed prominently on the packaging of EL products containing the Ingredient. The Trademark shall be jointly owned by GalaGen and EL. During the term of this Agreement and any renewals, EL shall have the right to use the Trademark on its products containing the Ingredient. During the term of this Agreement and any renewals, GalaGen shall be permitted to use the Trademark in its own advertising, promotions and press releases relating to the Ingredient, subject to prior approval by EL of the content of such advertising, promotions and press releases. Upon termination of this Agreement and any renewals, neither EL nor GalaGen will make any further use of the Trademark.

         4.2 GalaGen acknowledges that it is not permitted to use any EL Trademark except for the Trademark, and further agrees not to use, or permit to be used, the Trademark in connection with any third party.

         4.3 EL agrees not to use the Trademark in connection with any EL product that does not contain the Ingredient, or in any product containing colostrum not purchased from GalaGen.

         5.       FORECASTS; SHIPMENTS; ORDERS

         5.1 (a) In order to assist GalaGen in planning its production, EL will provide GalaGen with a six month rolling forecast of the quantities of Ingredient required by EL, by month, for the following six months. The forecast shall be made in good faith and shall constitute EL's best estimates of future orders, but shall not be binding on EL; PROVIDED THAT, the aggregate amount of Ingredient to be shipped under firm purchase orders provided by EL in accordance with Section 5.1(b) hereof shall, for any given month, be no more than 110%, and no less than 90%, of the forecasted shipments for such month as indicated in the forecast provided by EL in the month


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         immediately preceding the month in which the purchase order is issued.
         EL shall provide its first six month forecast within 90 days after the Effective Date and each subsequent update will be provided no later than five (5) business days prior to the beginning of the next monthly period. GalaGen shall, no later than ten (10) business days after receipt of each such forecast, notify EL in writing of any prospective problems of which GalaGen is aware that might prevent GalaGen from meeting EL's forecasted order quantities or estimated delivery dates. Except as provided elsewhere in this Agreement and unless GalaGen has previously identified to EL potential problems in meeting EL's forecasted requirements, GalaGen shall use its best efforts to deliver all of the Ingredient ordered during any month, pursuant to purchase orders provided under Section 5.1(b).

                  (b) EL will provide GalaGen with its firm purchase orders at least one month prior to the anticipated delivery date for the Ingredient and in accordance with the batch size increments specified in ANNEX B. To facilitate GalaGen's responsiveness to changes in EL's requirements, while minimizing exposure to obsolescence, GalaGen is authorized to procure necessary materials based upon forecast by mutual agreement. Manufacturing and procurement lead times, and the authorized procurement horizon are delineated in ANNEX B, attached hereto and made part hereof, as may be amended from time to time by mutual agreement of both parties. EL agrees to accept partial shipments of Ingredient should, for any reason, it become necessary to ship in advance of order completion.

                  (c) EL agrees to be held liable for all obsolescence of materials resulting from changes in Ingredient or purchase order requirements, provided GalaGen has ordered in accordance with the authorized procurement horizons specified in Section 5.1(a) and/or standard container sizes and/or minimum order quantities. GalaGen will use all reasonable commercial efforts to mitigate obsolescence potential. GalaGen will submit supporting documentation on all claims of obsolescence and requests for reimbursement thereof.

         5.2 Each purchase order will specify the quantity of the Ingredient ordered and the required delivery date; PROVIDED THAT, such purchase order shall not specify a delivery date sooner than one month from the date the telecopied purchase order is sent by EL; PROVIDED, FURTHER, THAT, the aggregate amount of Ingredient to be shipped under firm purchase orders provided by EL in accordance with Section 5.1(b) hereof shall, for any given month, be no more than 110%, and no less than 90%, of the forecasted shipments for such month as indicated in the forecast provided by EL in the month immediately preceding the month in which the purchase order is issued; PROVIDED, FURTHER, THAT, GalaGen shall use commercially reasonable efforts to accommodate "Rush" orders from EL. EL shall bear the reasonable incremental costs of "Rush" orders. Transportation details will be coordinated between EL and GalaGen.

         5.3 If for any reason GalaGen experiences a shortage of materials required to manufacture products and GalaGen is therefore unable to supply EL with the full quantity of the Ingredient ordered by it and accepted by GalaGen, EL shall be entitled to the same proportionate quantity of available GalaGen product as the quantity of the Ingredient purchased by EL from


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GalaGen in the twelve (12) months preceding the supply shortage bears to all orders for applicable products received by GalaGen from other customers.

         5.4 If GalaGen fails to deliver the Ingredient in the quantities requested by EL within twenty (20) business days of the date of delivery as specified in a purchase order issued in accordance with Section 5.1(a), then EL shall have the right to cancel the amount of the purchase order that is unfulfilled. Said right shall apply only to the extent that such purchase order is unfulfilled.

         6.       INSPECTION OF SHIPMENTS

         GalaGen shall provide EL with a certificate of analysis of the Ingredient with each shipment, with which such shipment is presumed to conform. EL will have the right to inspect shipments of the Ingredient and verify their conformity to the order. If EL determines that the Ingredient does not conform to the applicable specifications and agreements or there are other delivery errors, EL will notify GalaGen in writing of all nonconformities that existed at the time of delivery of the Ingredient. Such notification shall be made as soon as reasonably possible after discovery of the nonconformity, but not later than thirty (30) days after delivery of the lot. Such notice shall specify the reasons for rejection. If EL does not reject a shipment of the Ingredient within thirty (30) days after delivery, EL will be deemed to have accepted the shipment. After notice of rejection is received by GalaGen, EL shall cooperate in good faith with GalaGen in determining whether rejection is necessary or justified. If GalaGen accepts EL's determination that the shipment of Ingredient is nonconforming, EL's remedy shall be as set forth in Section 9.2. If GalaGen does not accept EL's determination that the Ingredient are nonconforming, EL or GalaGen may seek resolution of the dispute in accordance with Section 12.

         7.       TRADE SECRETS AND CONFIDENTIALITY

         7.1 Both GalaGen and EL agree that, subject to the limitations set forth in Section 7.3, all information disclosed to the other party, whether in oral, written or graphic form, and identified in writing by the disclosing party as confidential shall be deemed "CONFIDENTIAL INFORMATION" of the disclosing party. In particular, Confidential Information shall be deemed to include, but not be limited to any patent application or drawing or potential patent claim, trade secrets, information, ideas, inventions, samples, processes, procedures, methods, formulations, packaging designs and materials, test data, future development plans, launch dates for products including the Ingredient, technological know-how and engineering, manufacturing, regulatory, marketing, servicing, sales, financing or human resources matters relating to the disclosing party and its business.

         7.2 Both parties will take the precautions it normally takes with its own confidential and proprietary information to prevent disclosure of Confidential Information to third parties.

         7.3 Both GalaGen and EL agree that, notwithstanding the above, the obligations of confidentiality shall not be deemed to apply to:


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                  7.3.1 Information that at the time of disclosure is or
thereafter becomes generally known or available to the public, through no wrongful act or failure to act on the part of the receiving party.

                  7.3.2 Information that was known by or in the possession of the receiving party at the time of receiving such information from the disclosing party as evidenced by written records.

                  7.3.3 Information obtained by the receiving party from a third-party source who is not breaching a commitment of confidentiality to the disclosing party by revealing such information to the receiving party.

                  7.3.4 Information that is independently developed by the receiving party without use of Confidential Information of the other party as evidenced by written records.

                  7.3.5 Information that is the subject of a granted written permission to disclose that is issued by the disclosing party to the other party.

                  7.3.6 Information that is required to be disclosed pursuant to the law (including SEC regulations), but only to the extent required to be disclosed; PROVIDED THAT, the disclosing party notifies the other party in writing and gives the other party reasonable time to comment on the same prior to disclosure.

         7.4 During the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement each party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any third party or use any such information for any unauthorized purpose, other than as authorized in Section
7.3 or as necessary to accomplish the purpose of this Agreement subject to an appropriate binder of confidentiality as set forth in Section 7.5. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that is not consistent with this Agreement or that would constitute a violation of any laws or regulations including, without limitation, the export control laws of the United States. Each party hereby agrees that it will not in any way attempt to obtain, either directly or indirectly, any information regarding any Confidential Information from any third party who has been employed by, provided consulting services to, or received in confidence information from, the other party.

         7.5 Both parties will make diligent efforts to ensure that all employees, consultants, agents, subcontractors and manufacturing contractors who may have access to Confidential Information of the other party, and any other third parties who might have access to Confidential Information, will use such information in a manner consistent with the terms of this Agreement and will be bound by the terms set forth in this Section 7. No Confidential Information shall be


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disclosed to any employees, subcontractors, agents or consultants who do not have a need to receive such information.

         7.6 Except as required by law or as provided by Section 4.2, each party to this Agreement agrees not to disclose to any third party the terms of this or any other agreement, business relationship or negotiations with the other party to this Agreement except in press releases approved in writing by both parties prior to their release. This shall not preclude either party from communicating with its directors, officers or other representatives who, in the course of their responsibilities for that party, need to know the information referred to in this Section 7.6 and who are advised of, and agree to, the provisions of this Section 7.6.

         7.7 To the extent either party discloses confidential information of the other party to an employee, consultant, subcontractor or manufacturing contractor (an "AGENT") or permits an Agent to have access to such confidential information, such party shall indemnify the other party for any claims, damages, losses, liabilities, costs or expenses, including reasonable attorneys' fees, incurred by the other party as a result of the indemnifying party's Agent further disclosing or misusing such confidential information.

         8.       SAFETY AND HEALTH-RESPONSIBLE CARE

         8.1 From time to time GalaGen may provide EL with safety and health information, including, without limitation, warnings, material safety data sheets, precautionary safety measures, and instructions on proper care, use and handling, storage, and disposal of the Ingredient. EL agrees to observe all precautions and instructions provided by GalaGen and to communicate all such environmental, safety and health information to its employees.

         8.2 Both parties shall follow safe handling, storage, transportation, use, and disposal practices with respect to the Ingredient, including, but not limited to, those required by U.S. federal, state, and local laws, regulations, and ordinances.

         9.       QUALITY OF THE INGREDIENT; CERTAIN REGULATORY MATTERS

         9.1      GalaGen hereby represents and warrants that:

                  (a) no Ingredient constituting any shipment to EL shall be at the time of shipment (i) adulterated or misbranded within the meaning of the Act, or the rules and regulations promulgated thereunder, as such law, rule or regulation is constituted and in effect at the time of any such shipment or (ii) an article which may not, under the provisions of Sections 404, 505 or 512 of the Act, be introduced into interstate commerce;

                  (b) it has complied with, and during the term of this Agreement will continue to comply with, the laws, rules and regulations which affect the ability of GalaGen to manufacture and


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package the Ingredient in Commercial Quantities for use and sale in the Field of
Use in the United States of America;

                  (c) it shall obtain and maintain all necessary permits, registrations and licenses required to manufacture, package and supply the Ingredient and it shall produce the Ingredient and dispose of all waste in compliance with all applicable environmental laws, regulations, and standards. GalaGen makes no representations with respect to the waste disposal practices of its suppliers.

                  (d) all Ingredient delivered hereunder will comply with the specifications set forth in ANNEX A, as it may be amended from time to time by mutual agreement of the parties;

                  (e) its production and sale of Ingredient to EL, and EL's purchase and distribution of products containing Ingredient, does not, to the best of GalaGen's knowledge, as of the date of this Agreement, infringe upon any US patent or violate any valid rights of any person or applicable law, rule, or regulation;

                  (f) there is no investigation by any governmental body of which it is aware, or any action, suit, proceeding or claim pending against it, or, to its knowledge, threatened against it with respect to the transactions contemplated by this Agreement or the Ingredient; and

                  (g) it shall not provide any bovine-derived materials derived from the maximum Bovine Spongiform Encephalopathy ("BSE") risk group (e.g., brain, eye, spinal cord) and that any such bovine-derived materials shall be sourced from non-BSE countries following World Health Organization guidelines.

         The foregoing warranties are the only warranties made by GalaGen with respect to the Ingredient delivered hereunder, and may only be modified or amended by a written instrument signed by a duly authorized officer of GalaGen and a duly authorized officer/employee of EL. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE INGREDIENT, OR THE MERCHANTABILITY OR FITNESS THEREOF FOR ANY PURPOSE. The preceding sentence shall not be construed to limit any representation or warranty of GalaGen with respect to the quality or compliance with the specification of any Ingredient.

         9.2 Any Ingredient delivered to EL by GalaGen that do not conform to the specifications and are rejected after delivery as set forth in Section 6, or that are otherwise not in compliance with the warranty made in Section 9.1, will be replaced, or EL's account may be credited, at EL's election. The remedy of replacement or credit is available only if such nonconformance was not caused by EL's misuse, unauthorized modifications, neglect, improper testing or improper storage, including without limitation storage at inappropriate temperatures, transportation, use beyond any dating provided, by accident, fire or other hazard. THE EXPRESS OBLIGATIONS STATED IN THIS SECTION 9.2 AND IN SECTIONS 6 AND 10 ARE IN LIEU OF ALL OTHER


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LIABILITIES OR OBLIGATIONS OF GalaGen FOR DAMAGES, INCLUDING BUT NOT LIMITED TO
DIRECT OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE INGREDIENT.

         9.3 If requested in writing by EL, GalaGen shall supply at EL's reasonable expense Technical Information and methods of manufacture and packaging to EL to enable EL to fulfill its obligations under this Agreement or to the extent that such information, in EL's judgment, is necessary to enable it to comply with any statutory or regulatory requirements, or with a request by any governmental or regulatory authority.

         9.4 (a) If requested in writing by EL, GalaGen will permit EL to inspect, twice per year, during normal business hours and hours during which GalaGen is manufacturing Ingredient, GalaGen's facilities and records to the extent EL deems reasonably necessary to enable EL to verify compliance by GalaGen with its obligations under this Agreement in relation to the Ingredient and to verify compliance with any statutory or regulatory requirements to which EL is subject and that are applicable to the manufacture and/or packaging of the Ingredient. Notwithstanding the foregoing, EL shall have the right to inspect GalaGen's facilities and records at any time without prior written notice, in the event that there is a quality or regulatory problem or other manufacturing problem with the Ingredient.

                  (b) If, as a result of any such inspection, EL concludes that GalaGen is not in compliance with any of the foregoing obligations or requirements, it shall so notify GalaGen in writing, specifying such areas of noncompliance in reasonable detail and GalaGen shall provide a problem resolution plan within thirty (30) days of EL's request. GalaGen shall use its best efforts to remedy and/or provide an action plan with an actual time line for the problems identified within a reasonably mutually agreed upon time frame.

         10.      INDEMNIFICATION

         10.1 GalaGen agrees to and hereby does indemnify, defend and hold EL, EL's Affiliates, its officers, directors and shareholders, and its successors and assigns (collectively the "EL INDEMNIFIED PARTIES") harmless from and against all claims, liabilities, suits and proceedings, and all damages (other than consequential, incidental, special or indirect damages), losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorney's fees) that the EL Indemnified Parties may incur, arising out of any third party claim of property damage or personal injury or death arising from (i) GalaGen's negligent or willful misconduct in its performance under this Agreement or (ii) GalaGen's breach of any obligation, representation or warranty hereunder.

         10.2 EL agrees to and hereby does indemnify, defend and hold GalaGen, GalaGen's Affiliates, its officers, directors and shareholders, and its successors and assigns (collectively the "GALAGEN INDEMNIFIED PARTIES") harmless from and against all claims, liabilities, suits and proceedings, and all damages (other than consequential, incidental, special or indirect damages), losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including


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attorneys' fees) that the GalaGen Indemnified Party may incur, arising out of any third party claim of property damage or personal injury or death arising from (i) EL's negligent or willful misconduct in its performance under this Agreement or in the marketing and/or sale of the products containing the Ingredient or (ii) EL's breach of any obligation, representation or warranty hereunder.

         10.3 The foregoing indemnification obligations of EL and GalaGen are subject to the following: (a) the indemnifying party must be notified by or on behalf of the indemnified party in writing promptly after a claim is made, a suit is filed or an action or investigation is initiated (each, a "PROCEEDING") against the indemnified party; (b) the indemnifying party shall be permitted, at its own cost, to defend, control, conduct and prosecute, in the indemnifying party's sole discretion and by counsel of the indemnifying party's choosing, the defense of such Proceeding brought against the indemnified party; (c) except as may otherwise be required by law, the indemnified party shall not compromise the position of the indemnifying party by admission, statements, disclosure or conduct (collectively, "DISCLOSURE") in a way that could prejudice the defense, control, conduct or prosecution of said cause of action (it being understood that no indemnified party shall be deemed to have violated this provision so long as such party has acted in good faith to fulfill its obligations under this provision); and (d) the indemnified party shall cooperate with the indemnifying party in the defense, conduct, prosecution or termination of the Proceeding, including the furnishing of information and the assistance from employees of the indemnified party at the indemnifying party's reasonable request and at no charge to the indemnifying party. With respect to clause (c) above, the indemnified party will provide the indemnifying party with prompt written notice in advance of any such Disclosure being made to permit the indemnifying party to seek an appropriate protective order, restriction on response or withdrawal of the request for Disclosure. If, however, any such request for relief by the indemnifying party is denied or is otherwise unavailable, the relevant indemnified party may make the disclosure without any liability to the indemnifying party.

         11.      TERM AND TERMINATION

         11.1 The initial term of this Agreement shall begin as of the Effective Date and shall remain in effect for three years, unless earlier terminated as provided herein. Thereafter, this Agreement shall renew automatically for consecutive one year renewal periods, unless EL provides GalaGen with six (6) months prior written notice of its intention not to renew upon the expiration of the initial term or relevant renewal period.

         11.2 In the event that GalaGen fails to supply conforming Ingredient for three (3) consecutive months, for reasons other than force majeure, on more than one (1) occasion, EL shall have the right to terminate this Agreement immediately at no cost, the second time GalaGen fails to supply conforming Ingredient for three (3) consecutive months, for reasons other than force majeure.

         11.3 In the event either party commits a material breach or defaults in the performance or observance of any of the material provisions of this Agreement, and such breach is not cured within ninety (90) days after the receipt of written notice thereof from the other party specifying such


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breach or default, the party not in breach or default shall be entitled (without prejudice to its other rights) to terminate this Agreement without additional penalty, termination fee or cost by giving notice to take effect immediately.

         11.4 Either party may terminate this Agreement with written notice to the other party, effective the date of such notice, in the event of insolvency, assignment for the benefit of creditors, failure to pay in the ordinary course of business debts as they come due, or bankruptcy proceedings by or against the other party.

         11.5 The termination of this Agreement shall not release EL from the obligation to pay any sum that may be owed to GalaGen or operate to discharge any liability that had been incurred by any party prior to any such termination, including sums incurred in connection with the manufacture of Ingredient in process at the time of the termination. The termination of this Agreement shall be without prejudice to and shall not affect the right of either party to recover any and all damages to which it may be entitled, or to exercise any other remedies which it might otherwise have under this Agreement.

         11.6 Notwithstanding any termination of this Agreement, the provisions of Sections 4, 7, 9, 10 and 12 shall remain in effect.

         12.      DISPUTE RESOLUTION

         If a claim of breach, nonperformance, nonpayment or repudiation should arise related to or in connection with this Agreement (a "DISPUTE"), the parties shall attempt to resolve the matter (a) within sixty (60) days from the date that the party raising the Dispute notifies the other party in writing of the Dispute, or (b) if this Agreement specifies a cure period for the subject of the Dispute, (b) within such cure period. If the parties do not resolve the Dispute within the sixty (60) day period or relevant cure period, as appropriate, then the parties agree to submit the Dispute to mediation before a mediator mutually acceptable to both parties. GalaGen and EL agree to make available to the mediator on a confidential basis any information, test results, or research in either party's possession related to the subject of the Dispute in addition to supplying any other information requested or necessary to allow the mediator to facilitate the mediation. If the parties do not resolve the Dispute through mediation within forty five (45) days after the Dispute is submitted to mediation, the parties agree to submit the Dispute to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules by a panel of three qualified arbitrators. GalaGen and EL agree to make available to the arbitrators on a confidential basis any information, test results, or research in either party's possession related to the subject of the Dispute in addition to supplying any other information requested or necessary to allow the arbitrators to deliver an opinion, which shall be rendered within forty-five (45) days of selection of the full panel or such additional time as the arbitrators reasonably need. The arbitrators shall base their decision on governing law in accordance with Section 17 and shall be required to provide to the parties a written summary of their findings and the facts and law on which their decision is based.

         13.      PUBLICITY

         Except as provided by Section 4.1, GalaGen and EL agree not to issue any press release or other public statement disclosing the existence of or relating to this Agreement without prior written consent of the other party; PROVIDED, HOWEVER, THAT, neither GalaGen nor EL shall be prevented from complying with any duty of disclosure it may have pursuant to law (including SEC regulations) subject to notifying the other party in writing and giving such other party reasonable time to comment on proposed disclosure prior to its issuance.

         14.      FORCE MAJEURE

         14.1 No party shall be responsible or liable to the other hereunder for failure or delay in the performance of this Agreement due to factors beyond its reasonable control, including without limitation, any war, fire, accident, earthquake or other casualty, or any act of God or the public enemy. Upon the occurrence of an event of force majeure, the party failing or delaying performance, shall promptly notify the other party, in writing, setting forth the nature to the occurrence, its expected duration and how such party's performance is affected. In the event of the applicability of this Section 14, the party failing or delaying performance shall use its best efforts to eliminate, cure and overcome any such causes and resume the performance of its obligations as soon as practicable under the circumstances.

         14.2 Neither party hereto shall be liable for damages for failure in the performance of its obligations hereunder in the event such performance is prevented by a cause beyond its reasonable control, including, without limitation, acts of God, act, regulation, or law of any government, war, civil commotion, destruction of production facilities or material by fire, earthquake or storm, labor disturbances, and failure of public utilities or common carriers; PROVIDED, HOWEVER, THAT, such failure on the part of either party shall not prevent the other party from exercising its right to terminate this Agreement in accordance with the provisions of this Agreement.

         15.      ASSIGNABILITY

         Neither party hereto shall assign or otherwise transfer any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the necessity for such consent, assign this Agreement or any interest herein or any right hereunder, to any of its Affiliates or successors by merger or sale of all or substantially all of its business unit to which this Agreement relates; PROVIDED, HOWEVER, THAT, GalaGen may not, without EL's prior written consent, assign this Agreement, or its rights and obligations hereunder, to any entity listed on ANNEX C hereto, or to any Affiliate of any such entity. This Agreement shall be binding upon any permitted assignee or successor of either party. Any assignment that is not in accordance with this Section 15 will be void.

         16.      WAIVER; SEVERABILITY

         16.1 Each party acknowledges and agrees that any party's failure to enforce at any time any of the provisions of this Agreement shall not be deemed to be a waiver of such provisions or of the right of such other party or parties thereafter to enforce each and every such provision.

         16.2 The rights and remedies set forth herein shall be the exclusive rights and remedies of the parties, except that nothing herein shall limit the right of GalaGen to be paid for shipments of the Ingredient delivered to, and deemed accepted by, EL.

         16.3 If and to the extent that any provision of this Agreement is determined by any legislature, court or administrative agency to be in whole or in part invalid or unenforceable, such provision or part thereof shall be deemed to be surplusage and, to the extent not so determined to be invalid or unenforceable, each provision hereof shall remain in full force and effect unless the purposes of this Agreement cannot be achieved. In the event any provisions shall be held invalid, illegal or unenforceable the parties shall use commercially reasonable efforts to substitute a valid, legal and enforceable provision which insofar as practical implements the purposes hereof.

         17.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware as though made and to be fully performed in said State.

         18.      NOTICES

         All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission, or mailed postage prepaid by first class certified or registered mail, or hand delivered to the following addresses:

EL:                        Estee Lauder, Inc.
                           125 Pinelawn Road
                           Melville, New York  11747
                           Attention:  Senior Vice President Research &
                                       Development

GalaGen:                   GalaGen Inc.
                           1275 Red Fox Road, MS 7420
                           Arden Hills, Minnesota 55112
                           Attention:  President

or to such other addresses as the parties may hereafter advise each other in writing. Any notice, if sent properly addressed, postage prepaid, shall be deemed made seven (7) days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if sent by express courier service or if hand delivered or sent by facsimile transmission.

         19.      HEADINGS

         The headings of each section in this Agreement are intended for guidance only and shall not be considered part of this written understanding between the parties hereto.

         20.      ENTIRE AGREEMENT

         20.1 This Agreement, represents and incorporates the entire understanding among the parties hereto with respect to the subject matter of this Agreement, and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by any party to the other or others, except such as are expressly herein above set forth.

         20.2 This Agreement shall not be subject to change or modification unless specifically agreed to in writing by both parties.

         20.3 The parties recognize that, during the term of this Agreement, a purchase order, acknowledgment form or similar routine document (collectively "FORMS") may be used to implement or administer provisions of this Agreement. Therefore, the parties agree that the terms of this Agreement prevail in the event of any conflict between this Agreement and the printed provisions of such Forms, or typed provisions of Forms that add to, vary, modify or are at conflict with the provisions of this Agreement.

         21.      PARTIES' RELATIONSHIP

         Nothing in this Agreement shall create among the parties a partnership, joint venture or principal-agent relationship and, for the avoidance of doubt, both parties now confirm they are independent contractors trading for and on their own behalf.

         22       COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ESTEE LAUDER, INC.                                   GALAGEN INC.

By  /s/Harvey Gedson                                 By  /s/ Henry J. Cardello
    -------------------------------                      -----------------------
Name  Harvey Gedson                                  Name  Henry J. Cardello
      -----------------------------                        ---------------------
Its  Sr.VP R&D                                       Its President & CEO
     ------------------------------                      -----------------------

                                     ANNEX A

                                 Specifications

PHYSICAL

Spray Dried Bovine Colostrum Fraction

Identity (Total Bovine IgG)                           ### % minimum

Moisture                                              ### % to ### %



MICROBIOLOGY

Total Aerobic Plate Count                            ### maximum cfu/gram

Yeast/Mold                                           ### maximum cfu/gram

S. AUREUS                                            < ### MPN1/gram


###- [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED
     SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

                                                                   Exhibit 10.42

                                     ANNEX B


EL will issue Purchase Orders for the Ingredient produced by GalaGen Purchase Orders will be issued at least one month before the desired delivery date. The minimum order quantity is 20 kgs and quantities shall be ordered in multiples of 20 kgs.

EL assumes full financial responsibility for obsolete raw materials purchased and received in support of EL Purchase Orders, down payments, if required, to reserve contracted manufacturing services in support of EL Purchase Orders, and cancellation fees, if any for contracted manufacturing services scheduled to support EL Purchase Orders. Limitations are as follows:

         Raw Materials - Liability is limited to those raw materials purchased specifically to manufacture Licensed Ingredients for EL. Raw Materials in excess of this amount are the responsibility of GalaGen.

         Safety Stock - Inventories as mutually agreed to by both parties are the liability of EL. Safety stocks maintained by GalaGen, but not agreed to by EL, are the liability of GalaGen.

EL recognizes the necessity for GalaGen to commit to selected raw materials based upon forecasts, as provided by EL, beyond the lead-times covered by the formal Purchase Order process. Maximum forward coverage is 6 months for colostrum raw material. Any changes to the agreed upon coverage shall be communicated to EL and require prior written approval by EL. Limitations are as follows:

         EL accepts liability for quantities of materials GalaGen committed to in accordance with mutually agreed upon purchase polices in support of forecasted requirements. Liability is limited to actual costs incurred as of the date that a change in requirements or specifications is officially communicated in writing to GalaGen. GalaGen agrees to use all viable means of mitigating the obsolescence, including use of the materials for other GalaGen products.

Liability for raw materials not covered by the lead-time for issuance of EL Purchase Orders, mutually agreed purchase policies, or the previously stated exceptions are the responsibility of GalaGen.

                                     ANNEX C


[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

                                       2